Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-201880) pertaining to the Investar Holding Corporation 401(k) Plan, of our report dated June 26, 2020, with respect to the financial statements and supplemental schedule of the Plan, which appears in this Annual Report on Form 11-K of the Plan as of and for the period ended December 31, 2019.

/s/Postlethwaite & Netterville
Baton Rouge, Louisiana
June 26, 2020